Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 3rd Quarter 2013 Results

MILWAUKEE, October 21, 2013 -- ManpowerGroup (NYSE: MAN) today reported that earnings per diluted share for the three months ended September 30, 2013 were $1.18 compared to 79 cents in the prior year period. Net earnings in the quarter were $94.7 million compared to $63.1 million a year earlier. Revenues for the third quarter were $5.2 billion, which is in line with the prior year period.
Included in the current year third quarter results is a restructuring charge, primarily related to office consolidations and severance costs, of $8.1 million ($6.2 million after tax or 8 cents per diluted share). Excluding these charges, earnings per diluted share in the quarter were $1.26. Net earnings in the third quarter were not materially impacted by changes in foreign currencies compared to the prior year period.
Jeffrey A. Joerres, ManpowerGroup Chairman and CEO, said, “We continue to experience positive momentum in all of the established strategic focus areas. Our strong results for the third quarter were driven by more positive revenue trends and operational leverage achieved through our re-calibration efforts. Our European operations’ revenue experienced slow but steadily improving trends throughout the quarter. Our team across the world remains positive and all of our brands are well positioned as we enter the fourth quarter.
“We are anticipating the fourth quarter of 2013 diluted earnings per share to be in the range of $1.18 to $1.26, which includes an estimated unfavorable currency impact of 1 cent. This is before considering anticipated restructuring charges of $12 million to $17 million,” Joerres stated.
Earnings per diluted share for the nine months ended September 30, 2013 were $2.36 compared to $1.79 per diluted share in 2012. Net earnings were $186.8 million compared to $144.3 million in the prior year. Revenues for the nine-month period were $15.0 billion, a decrease of 3 percent from the prior year in reported U.S. dollars and in constant currency. Earnings for the nine month period in 2013 include restructuring costs of 58 cents per diluted share. Earnings in the prior year nine month period include restructuring costs and legal settlement costs of 25 cents per diluted share. Additionally, 2013 nine month results were unfavorably impacted 2 cents per diluted share due to changes in foreign currencies compared to the prior year.
In conjunction with its third quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on October 21, 2013 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com/investors.
Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com/investors.

About ManpowerGroup™
ManpowerGroup™ (NYSE: MAN) is the world leader in innovative workforce solutions that ensure the talent sustainability of the world's workforce for the good of companies, communities, countries, and individuals themselves. Specializing in solutions that help organizations achieve business agility and workforce flexibility, ManpowerGroup leverages its 65 years of world of work expertise to create the work models, design the people practices and access the talent sources its clients need for the future. From staffing, recruitment, workforce consulting, outsourcing and career management to assessment, training and development, ManpowerGroup delivers the talent to drive the innovation and productivity of organizations in a world where talentism is the dominant economic system. Every day, ManpowerGroup connects more than 630,000 people to work and builds their experience and employability through its relationships with 400,000 clients across 80 countries and territories. ManpowerGroup's suite of solutions is offered through ManpowerGroup™ Solutions, Manpower®, Experis™ and Right Management®. ManpowerGroup was named one of the World's Most Ethical Companies for the third consecutive year in 2013, confirming our position as the most trusted brand in the industry. See how ManpowerGroup makes powering the world of work humanly possible at www.manpowergroup.com. Follow ManpowerGroup Chairman and CEO Jeff Joerres on Twitter: Twitter.com/manpowergroupjj

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2012, which information is incorporated herein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.
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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,188.8	$5,172.3	0.3%	-0.3%
Cost of services	4,335.2	4,316.1	0.4%	-0.3%
Gross profit	853.6	856.2	-0.3%	-0.8%
Selling and administrative expenses	691.2	737.6	-6.3%	-6.6%
Operating profit	162.4	118.6	37.1%	35.8%
Interest and other expenses	5.4	10.1	-45.5%
Earnings before income taxes	157.0	108.5	44.7%	43.4%
Provision for income taxes	62.3	45.4	37.1%
Net earnings	$94.7	$63.1	50.2%	49.8%
Net earnings per share - basic	$1.21	$0.79	53.2%
Net earnings per share - diluted	$1.18	$0.79	49.4%	49.4%
Weighted average shares - basic	78.4	79.5	-1.4%
Weighted average shares - diluted	80.0	80.0	0.0%

(a) Revenues from services include fees received from our franchise offices of $6.6 million and $6.4 million for the three months ended September 30, 2013 and 2012, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $285.4 million and $270.5 million for the three months ended September 30, 2013 and 2012, respectively.

ManpowerGroup
Operating Unit Results
(In millions)
	Three Months Ended September 30
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$761.8	$760.8	0.1%	0.1%
Other Americas	382.0	388.3	-1.6%	3.4%
	1,143.8	1,149.1	-0.5%	1.2%
Southern Europe:
France	1,420.7	1,392.0	2.1%	-3.6%
Italy	269.7	246.8	9.3%	3.3%
Other Southern Europe	227.9	189.2	20.4%	12.5%
	1,918.3	1,828.0	4.9%	-1.0%
Northern Europe	1,448.1	1,426.9	1.5%	-0.3%
APME	601.4	688.2	-12.6%	-1.2%
Right Management	77.2	80.1	-3.6%	-1.8%
	$5,188.8	$5,172.3	0.3%	-0.3%
Operating Unit Profit: (a)
Americas:
United States	$34.3	$24.5	39.8%	39.8%
Other Americas	11.4	10.9	4.9%	7.9%
	45.7	35.4	29.1%	30.0%
Southern Europe:
France	58.4	36.4	60.7%	51.5%
Italy	10.7	9.4	14.4%	8.4%
Other Southern Europe	4.0	2.2	79.8%	67.2%
	73.1	48.0	52.5%	43.9%
Northern Europe	50.3	42.5	18.3%	16.8%
APME	19.2	20.8	-7.2%	4.9%
Right Management	4.5	5.6	-20.9%	-13.0%
	192.8	152.3
Corporate expenses	(21.9)	(24.5)
Intangible asset amortization expense	(8.5)	(9.2)
Operating profit	162.4	118.6	37.1%	35.8%
Interest and other expenses (c)	(5.4)	(10.1)
Earnings before income taxes	$157.0	$108.5

(a) On a consolidated basis, the French business tax is reported in provision for income taxes, in accordance with the current accounting guidance on income taxes. Prior to the second quarter of 2013, we internally reviewed the financial results of our French operations including the French business tax within OUP given the operational nature of these taxes. While we continue to view this tax as operational, during the second quarter of 2013 we changed our internal reporting to exclude the French business tax from the OUP of our France reportable segment. Therefore our France reportable segment OUP now excludes the business tax and we no longer need to show the business tax amount separately to reconcile to the consolidated results. All previously reported segment results have been restated to conform to the current year presentation. This change in segment reporting has no impact on our reporting of consolidated results.

(b) In the United States, revenues from services include fees received from our franchise offices of $4.2 million and $3.9 million for the three months ended September 30, 2013 and 2012, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $181.6 million and $175.8 million for the three months ended September 30, 2013 and 2012, respectively.

(c) The components of interest and other expenses were:	2013	2012
Interest expense	$7.9	$10.3
Interest income	(0.9)	(1.5)
Foreign exchange (gain) loss	(0.3)	0.3
Miscellaneous (income) expense, net	(1.3)	1.0
	$5.4	$10.1

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from services (a)	$14,998.4	$15,475.4	-3.1%	-3.0%
Cost of services	12,518.3	12,910.1	-3.0%	-3.0%
Gross profit	2,480.1	2,565.3	-3.3%	-3.2%
Selling and administrative expenses	2,135.2	2,258.5	-5.5%	-5.3%
Operating profit	344.9	306.8	12.4%	12.9%
Interest and other expenses	27.2	33.2	-17.8%
Earnings before income taxes	317.7	273.6	16.1%	16.6%
Provision for income taxes	130.9	129.3	1.2%
Net earnings	$186.8	$144.3	29.5%	30.8%
Net earnings per share - basic	$2.41	$1.81	33.1%
Net earnings per share - diluted	$2.36	$1.79	31.8%	33.0%
Weighted average shares - basic	77.6	79.9	-2.9%
Weighted average shares - diluted	79.2	80.6	-1.7%

(a) Revenues from services include fees received from our franchise offices of $18.0 million and $17.9 million for the nine months ended September 30, 2013 and 2012, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $792.4 million and $794.4 million for the nine months ended September 30, 2013 and 2012, respectively.

ManpowerGroup
Operating Unit Results
(In millions)
	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$2,216.4	$2,259.8	-1.9%	-1.9%
Other Americas	1,156.1	1,180.0	-2.0%	0.8%
	3,372.5	3,439.8	-2.0%	-1.0%
Southern Europe:
France	3,886.5	4,111.4	-5.5%	-8.1%
Italy	806.0	788.3	2.2%	-0.4%
Other Southern Europe	624.3	574.5	8.7%	4.7%
	5,316.8	5,474.2	-2.9%	-5.7%
Northern Europe	4,217.2	4,286.7	-1.6%	-2.5%
APME	1,857.2	2,031.1	-8.6%	-0.2%
Right Management	234.7	243.6	-3.6%	-2.1%
	$14,998.4	$15,475.4	-3.1%	-3.0%
Operating Unit Profit: (a)
Americas:
United States	$72.3	$39.1	84.8%	84.8%
Other Americas	32.0	36.7	-12.9%	-12.6%
	104.3	75.8	37.6%	37.7%
Southern Europe:
France	129.0	93.9	37.4%	33.3%
Italy	37.1	36.5	1.6%	-0.9%
Other Southern Europe	7.5	8.7	-13.5%	-18.4%
	173.6	139.1	24.8%	21.1%
Northern Europe	94.1	125.6	-25.1%	-25.4%
APME	54.2	62.2	-12.8%	-3.5%
Right Management	13.9	5.2	168.6%	186.9%
	440.1	407.9
Corporate expenses	(69.9)	(73.7)
Intangible asset amortization expense	(25.3)	(27.4)
Operating profit	344.9	306.8	12.4%	12.9%
Interest and other expenses (c)	(27.2)	(33.2)
Earnings before income taxes	$317.7	$273.6

(a) On a consolidated basis, the French business tax is reported in provision for income taxes, in accordance with the current accounting guidance on income taxes. Prior to the second quarter of 2013, we internally reviewed the financial results of our French operations including the French business tax within OUP given the operational nature of these taxes. While we continue to view this tax as operational, during the second quarter of 2013 we changed our internal reporting to exclude the French business tax from the OUP of our France reportable segment. Therefore our France reportable segment OUP now excludes the business tax and we no longer need to show the business tax amount separately to reconcile to the consolidated results. All previously reported segment results have been restated to conform to the current year presentation. This change in segment reporting has no impact on our reporting of consolidated results.

(b) In the United States, revenues from services include fees received from our franchise offices of $11.2 million and $10.9 million for the nine months ended September 30, 2013 and 2012, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $512.0 million and $520.8 million for the nine months ended September 30, 2013 and 2012, respectively.

(c) The components of interest and other expenses were:	2013	2012
Interest expense	$28.9	$31.1
Interest income	(2.7)	(4.7)
Foreign exchange losses	1.5	0.6
Miscellaneous (income) expense, net	(0.5)	6.2
	$27.2	$33.2

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Sep. 30	Dec. 31
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$488.7	$648.1
Accounts receivable, net	4,294.1	4,179.0
Prepaid expenses and other assets	158.9	172.9
Future income tax benefits	69.5	60.6
Total current assets	5,011.2	5,060.6
Other assets:
Goodwill and other intangible assets, net	1,373.9	1,371.9
Other assets	549.1	395.3
Total other assets	1,923.0	1,767.2
Property and equipment:
Land, buildings, leasehold improvements and equipment	708.9	704.1
Less: accumulated depreciation and amortization	537.0	519.3
Net property and equipment	171.9	184.8
Total assets	$7,106.1	$7,012.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,552.8	$1,466.5
Employee compensation payable	216.4	210.7
Accrued liabilities	524.8	533.8
Accrued payroll taxes and insurance	621.1	685.7
Value added taxes payable	505.3	472.5
Short-term borrowings and current maturities of long-term debt	40.3	308.0
Total current liabilities	3,460.7	3,677.2
Other liabilities:
Long-term debt	476.2	462.1
Other long-term liabilities	375.8	372.5
Total other liabilities	852.0	834.6
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	2,966.1	2,873.2
Retained earnings	1,252.8	1,101.5
Accumulated other comprehensive income	75.3	34.4
Treasury stock, at cost	(1,501.9)	(1,509.4)
Total shareholders' equity	2,793.4	2,500.8
Total liabilities and shareholders' equity	$7,106.1	$7,012.6

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	September 30
	2013	2012
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$186.8	$144.3
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	70.9	75.0
Deferred income taxes	(0.1)	(10.9)
Provision for doubtful accounts	19.1	18.0
Share-based compensation	22.8	22.8
Excess tax benefit on exercise of share-based awards	(4.5)	-
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(128.8)	(197.7)
Other assets	(101.1)	(8.9)
Other liabilities	46.6	(57.2)
Cash provided by (used in) operating activities	111.7	(14.6)
Cash Flows from Investing Activities:
Capital expenditures	(33.6)	(48.6)
Acquisitions of businesses, net of cash acquired	(18.2)	(46.0)
Proceeds from sales of property and equipment	2.6	2.4
Cash used in investing activities	(49.2)	(92.2)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(1.1)	(8.4)
Proceeds from long-term debt	3.6	751.6
Repayments of long-term debt	(268.7)	(702.2)
Proceeds from share-based awards	65.8	4.8
Other share-based award transactions, net	12.0	(4.8)
Repurchases of common stock	-	(44.2)
Dividends paid	(35.5)	(34.3)
Cash used in financing activities	(223.9)	(37.5)
Effect of exchange rate changes on cash	2.0	8.4
Change in cash and cash equivalents	(159.4)	(135.9)
Cash and cash equivalents, beginning of period	648.1	580.5
Cash and cash equivalents, end of period	$488.7	$444.6